   As filed with the Securities and Exchange Commission on September 28, 1999


                                                     Registration No. 333-______
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                          INTELLIGENT LIFE CORPORATION
             (Exact name of registrant as specified in its charter)

               Florida                                65-0423422
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)            Identification Number)


                             11811 U.S. Highway One
                                   Suite 101
                        North Palm Beach, Florida  33408
                                 (561) 630-1200
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)

                     --------------------------------------

                         1997 Equity Compensation Plan
                         1999 Equity Compensation Plan
                             (Full title of Plans)

                     --------------------------------------


                                                                                              Copy to:
             William P. Anderson, III                                                John F. Sandy Smith, Esq.
      President and Chief Executive Officer                                         Grant W. Collingsworth, Esq.
         Intelligent Life Corporation                                             Morris, Manning & Martin, L.L.P.
      11811 U.S. Highway One, Suite 101                                            1600 Atlanta Financial Center
      North Palm Beach, Florida  33408                                               3343 Peachtree Road, N.E.
               (561) 630-1200                                                        Atlanta, Georgia  30326
(Name, address, including zip code, and telephone number,                                 (404) 233-7000
       including area code, of agent for service)

                     --------------------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                     Proposed             Proposed Maximum           Amount
        Title of Securities                  Amount to be         Maximum Offering       Aggregate Offering
         to be Registered                   Registered(1)        Price Per Share(2)           Price(2)         Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value per share     3,000,000 shares           $6.52                  $19,560,000            $5,439
====================================================================================================================================

__________
(1) Up to 1,500,000 shares of Common Stock may be issued and sold by Registrant under the 1997 Equity Compensation Plan (the "1997 Plan") and up to 1,500,000 shares of Common Stock may be issued and sold by Registrant under the 1999 Equity Compensation Plan (the "1999 Plan") (the 1997 Plan and the 1999 Plan are collectively referred to herein as the "Plans"). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilutive provisions of the Plans become operative.
(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average weighted exercise price of the outstanding option of $6.52.

===============================================================================

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I will be sent or given to employees of Intelligent Life Corporation (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions in Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of the registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.



                                    PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) the Company's Prospectus, filed with the Commission on May 13, 1999 pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed (Registration No. 333-74291);

     (b) the Company's Annual Report on Form 10-K for the transition period from July 1, 1998 to December 31, 1998, filed with the Commission on July 9, 1999 (File No. 000-25681);

     (c) the Company's Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 1999, filed with the Commission on August 11, 1999;

     (d) the Company's Current Reports on Form 8-K filed with Commission on August 27, 1999 and September 10, 1999; and

     (e) the description of the Company's common stock, $.01 par value per share ("Common Stock"), included in the Company's Registration Statement on Form 8-A, filed with the Commission on April 1, 1999 (Registration No. 000-25681).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

     The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Intelligent Life Corporation, 11811 U.S. Highway One, Suite 101, North Palm Beach, Florida, 33408, telephone number (561) 630-1200.


Item 4.    Description of Securities.

     A description of the Company's Common Stock is incorporated by reference under Item 3.

Item 5.    Interests of Named Experts and Counsel.

     Legal matters in connection with the shares of Common Stock offered hereby were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P. hold an aggregate of 5,950 shares of the Registrant's Common Stock.

Item 6.    Indemnification of Directors and Officers.

     Intelligent Life's Amended and Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under the Florida Business Corporation Act (the "FBCA"), and Intelligent Life may indemnify our officers, employees and agents to the fullest extent permitted under the FBCA.

     Intelligent Life's Amended and Restated Bylaws provide that Intelligent Life must indemnify its directors against all liabilities to the fullest extent permitted under the FBCA and that Intelligent Life must advance all reasonable expenses incurred in a proceeding where the director was either a party or a witness because he or she was a director.

     The FBCA provides that, in general, a corporation may indemnify any person who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director or officer of Intelligent Life, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a company may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that a corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (1) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (2) a transaction from which the director or officer derived an improper personal benefit; (3) in the case of a director, circumstances under which the director has voted for or assented to a distribution made in violation of the FBCA or such corporation's Articles of Incorporation; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Item 7.    Exemption From Registration Claimed.

     Not applicable.

Item 8.    Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


            Exhibit No.                                               Description
            -----------                                               -----------
                4.1                  Amended and Restated Articles of Incorporation of the Registrant
                                     (Incorporated by reference to the Registrant's Registration  Statement on
                                     Form S-1, filed with the Commission on March 11, 1999 (Registration No.
                                     333-74291))

                4.2                  Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration  Statement on Form S-1, filed with the
                                     Commission on March 11, 1999 (Registration No. 333-74291))

                5.1                  Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

               10.1                  1997 Equity Compensation Plan (Incorporated by reference to the Registrant's
                                     Registration  Statement on Form S-1, filed with the Commission on March 11,
                                     1999 (Registration No. 333-74291))

               10.2                  1999 Equity Compensation Plan (Incorporated by reference to the Registrant's
                                     Registration  Statement on Form S-1, filed with the Commission on March 11,
                                     1999 (Registration No. 333-74291))

               23.1                  Consent of KPMG LLP

               23.2                  Consent of Thomas & Clough Co., P.A.

               23.3                  Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

               24                    Powers of Attorney (included on signature page)


Item 9.    Undertakings.

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on this the 28th day of September, 1999.


                                 INTELLIGENT LIFE CORPORATION


                                 By:  /s/ William P. Anderson, III
                                      ----------------------------
                                      William P. Anderson, III
                                      Chief Executive Officer, President and
                                      Director

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints William P. Anderson, III and/or Robert J. DeFranco, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ William P. Anderson, III    Chief Executive Officer,     September 28, 1999
----------------------------    President and Director
William P. Anderson, III        (Principal Executive Officer)



/s/ Robert J. DeFranco          Vice President - Finance     September 28, 1999
----------------------------    and Chief Accounting
Robert J. DeFranco              Officer (Principal Financial
                                Officer and Principal
                                Accounting Officer)

/s/ Bruns H. Grayson            Director                     September 28, 1999
----------------------------
Bruns H. Grayson


/s/ Peter C. Morse              Director                     September 28, 1999
----------------------------
Peter C. Morse


/s/ Randall E. Poliner          Director                     September 28, 1999
----------------------------
Randall E. Poliner


/s/ Robert P. O'Block           Director                     September 28, 1999
----------------------------
Robert P. O'Block

                                 EXHIBIT INDEX


            Exhibit No.                                 Description
            -----------                                 -----------
               4.1                   Amended and Restated Articles of Incorporation of the Registrant
                                     (Incorporated by reference to the Registrant's Registration  Statement on
                                     Form S-1, filed with the Commission on March 11, 1999 (Registration No.
                                     333-74291))

               4.2                   Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration  Statement on Form S-1, filed with the
                                     Commission on March 11, 1999 (Registration No. 333-74291))

               5.1                   Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered

              10.1                   1997 Equity Compensation Plan (Incorporated by reference to the Registrant's
                                     Registration  Statement on Form S-1, filed with the Commission on March 11,
                                     1999 (Registration No. 333-74291))

              10.2                   1999 Equity Compensation Plan (Incorporated by reference to the Registrant's
                                     Registration  Statement on Form S-1, filed with the Commission on March 11,
                                     1999 (Registration No. 333-74291))

              23.1                   Consent of KPMG LLP

              23.2                   Consent of Thomas & Clough Co., P.A.

              23.3                   Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1)

              24                     Powers of Attorney (included on signature page)